Exhibit 99.1

Press Release

McLeodUSA Completes Sale of ICTC and Related Businesses

CEDAR RAPIDS, Iowa--(BUSINESS WIRE)--Dec. 31, 2002--McLeodUSA Incorporated (Nasdaq:MCLD - News), one of the nation's largest independent competitive local exchange carriers, today announced that the Company has completed the sale of Illinois Consolidated Telephone Company ("ICTC") and certain related telecommunications businesses to Homebase Acquisition Corp. ("Homebase") for $271.2 million. The sale was announced on July 17, 2002.

McLeodUSA has also entered into a series of operating agreements with Homebase and ICTC pursuant to which the parties will continue to provide value-added commercial services to each other in the future. These services include wholesale long-distance, telemarketing and fulfillment, and operator-assistance services, among others. Homebase Acquisition Corp. is a newly formed company financed by Spectrum Equity Investors, Providence Equity and Richard A. Lumpkin, Chairman, President and CEO of ICTC.

This sale completes the asset sales committed as part of the Company's recapitalization plan. The Company has also completed the sale of essentially all other non-core assets, which were identified as part of the Company's strategy to focus on its 25-state footprint, announced in 4Q01. Total funds of approximately $1.1 billion received from all sale transactions are expected to exceed the Company's plan by approximately $100 million and be accomplished nine months ahead of schedule.

Pursuant to the terms of its comprehensive Recapitalization completed on April 16, 2002, $225 million of the net proceeds from this transaction have been used to reduce the Term A and Term B loans under the Company's May 2000 Credit Agreement as amended. Inclusive of the repayment of $20 million of ICTC mortgage bonds, this transaction reduced McLeodUSA's bank and bond debt from $960 million to $715 million. The balance of the proceeds from the transaction after fees and expenses is being retained by the Company.

About McLeodUSA

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of September 30, 2002, 38 ATM switches, 53 voice switches, 513 collocations, 482 DSLAMs and 4,480 employees. As of April 16, 2002, Forstmann Little & Co. became a 58% shareholder in the Company. Visit the Company's Web site at www.mcleodusa.com.

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements include projections of financial and operational results and goals, including closing of sales of businesses, revenue, EBITDA, profitability, savings and cash. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms, our ability to close on sales of businesses and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on the Form 10K and Form 10K/A both filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:

     McLeodUSA Incorporated, Cedar Rapids
     Investor Contact:
     Bryce E. Nemitz, 319/790-7800
     or
     Press Contact:
     Bruce A. Tiemann, 319/790-7800
     mcleodusa_ir@mcleodusa.com